Exhibit 10.8

AVIS FINANCE COMPANY LIMITED
AS GUARANTOR

IN FAVOUR OF
FINCAR FLEET B.V.
AS DUTCH FLEETCO

FINCAR FLEET B.V., SUCURSAL EN ESPAÑA
AS DUTCH FLEETCO, SPANISH BRANCH

AVIS BUDGET ITALIA S.P.A. FLEET CO. S.A.P.A.
AS ITALIAN FLEETCO
AB FLEETCO
AS FRENCH FLEETCO

FCT CARFIN
AS THE FCT
represented by
EUROTITRISATION
AS THE FCT MANAGEMENT COMPANY

CARFIN FINANCE INTERNATIONAL LIMITED
AS THE ISSUER

AND
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
AS FLEETCO SECURITY AGENT BENEFICARY

AMENDED AND RESTATED FINCO PAYMENT GUARANTEE

THIS AMENDED AND RESTATED FINCO PAYMENT GUARANTEE was made as a deed on 5 March 2013 as amended and restated on 21 May 2014 (and as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof)
BY:

(1)	AVIS FINANCE COMPANY LIMITED (the "Guarantor") (registered number 02123807) whose registered office is at Avis House, Park Road, Bracknell, Berkshire RG12 2EW; in favour of

(1)
FINCAR FLEET B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its official seat (statutaire zetel) in Amsterdam, The Netherlands and its office at Rapenburgerstraat 175B, 1011 VM Amsterdam, The Netherlands registered with the Dutch Trade Register of the Chamber of Commerce under number 55227732 (acting with respect to its Dutch and German Vehicle Fleets, "Dutch FleetCo");

(2)
FINCAR FLEET B.V., SUCURSAL EN ESPAÑA, the Spanish branch of FINCAR FLEET B.V. (a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands) with registered address at Avenida Manoteras, nº 32, 28050 Madrid, Spain and Spanish fiscal identification number W0037096E and registered at the Mercantile Registry in Madrid under volume 28809, page 190, section 8th and sheet M-518708, first entry ("Dutch FleetCo, Spanish Branch");

(3)
AVIS BUDGET ITALIA S.P.A. FLEET CO. S.A.P.A. (formerly, Avis Autonoleggio S.p.A. Fleet Co. S.A.p.A.), a partnership limited by shares (società in accomandita per azioni) incorporated in the Republic of Italy with registered office at Viale Carmelo Bene 70, 00139, Rome, Italy, fiscal code, VAT code and companies' register of Rome number 097550851009 ("Italian FleetCo");

(4)
AB FLEETCO, a private stock company with limited liability (société par actions simplifiée) incorporated under the laws of France, with registered address at 21, place de l'Hôtel Dieu, 6000 Beauvais and registered with the trade and companies registry of Beauvais under number 799 383 997 ("French FleetCo" and together with Italian FleetCo, Dutch FleetCo and Dutch FleetCo, Spanish Branch, the "FleetCo Beneficiaries");

(5)
FCT CARFIN, a fonds commun de titrisation governed by Articles L.214-167 to L.214-189 and Articles R.214-217 to R.214-232-I of the French Code monétaire et financier and the FCT Regulations (the "FCT"), represented by
EUROTITRISATION, a société anonyme incorporated under the laws of France under registration number 352 458 368 RCS Bobigny, having its registered office at 41, rue Delizy 93500, Pantin, France, (the "FCT Management Company");

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(6)
CARFIN FINANCE INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland with registered number 463656 and having its registered office at 1 Grant's Row, Lower Mount Street, Dublin 2, Ireland in its capacity as holder of the VFN issued by the FCT (the "Issuer"); and

(7)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as FleetCo Security Agent for and on behalf of the FleetCo Secured Creditors (the "FleetCo Security Agent Beneficiary").
WHEREAS

(A)	The Opcos have each entered into the Opco Agreements.

(B)	Dutch FleetCo, Dutch FleetCo Spanish Branch and Italian FleetCo have each entered into a FleetCo Facility Agreement and the other Finance Agreements.

(C)	The FCT has entered into the VFN Funding Agreement.

(D)	The FleetCo Security Agent holds the benefit of the FleetCo Security for and on behalf of the FleetCo Secured Creditors.

1.	INTERPRETATION, DEFINITIONS AND CONSTRUCTION

1.1	Interpretation
Unless otherwise defined in this Finco Payment Guarantee or the context requires otherwise, capitalised words and expressions used in this Finco Payment Guarantee have the meanings ascribed to them in the Master Definitions Agreement dated on or about the date hereof, and entered into by, amongst others, the Issuer, the Issuer Security Trustee and the Transaction Agent (the "Master Definitions Agreement") (as the same may be amended, varied or supplemented from time to time).

1.2	Definitions
"Agreement" means:
(i) with respect to the Opco Guaranteed Obligations, the relevant Opco Agreement;
(ii) with respect to the Finance Parties Guaranteed Obligations, the relevant Finance Agreement; and
(iii) with respect to the FCT Guaranteed Obligations, the VFN Conditions.
"Finance Agreements" means each Transaction Document to which Dutch FleetCo, Dutch FleetCo Spanish Branch and Italian FleetCo are party and pursuant to which they have payment obligations.
"Finance Parties" means Dutch FleetCo, Dutch FleetCo, Spanish Branch and Italian FleetCo.

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"Opco Agreements" means each Transaction Document to which an Opco is party and pursuant to which it has payment obligations.
"Beneficiary" means:
(i) with respect to the Opco Guaranteed Obligations, the relevant FleetCo Beneficiary;
(ii) with respect to the Finance Parties Guaranteed Obligations, the FleetCo Security Agent Beneficiary; and
(iii) with respect to the FCT Guaranteed Obligations, the Issuer.
"Principal" means:
(i) with respect to the Opco Guaranteed Obligations, the relevant Opco;
(ii) with respect to the Finance Parties Guaranteed Obligations, the relevant FleetCo (excluding, for the avoidance of doubt, French FleetCo); and
(iii) with respect to the FCT Guaranteed Obligations, the FCT.

1.3	Inconsistencies with other Transaction Documents
If there is any inconsistency between the definitions given in this Finco Payment Guarantee and those given in the Master Definitions Agreement or any other Transaction Document, the definitions set out in this Finco Payment Guarantee will prevail.

1.4	Construction
The provisions of clause 2 (Principles of Interpretation and Construction) of the Master Definitions Agreement shall apply herein as if set out in full herein and as if references therein to "this Agreement" were to this Finco Payment Guarantee.

2.	INCORPORATION OF COMMON TERMS
The Common Terms shall be incorporated by reference into this Finco Payment Guarantee. If there is any conflict between the Common Terms as incorporated by reference into this Finco Payment Guarantee and the other provisions of this Finco Payment Guarantee, the provisions of the incorporated Common Terms shall prevail to the fullest extent permitted by applicable law.

3.	AMENDMENTS
This Finco Payment Guarantee cannot be amended without the consent of the Parties hereto.

4.	CONFIRMATION OF EXISTING GUARANTEE
For the avoidance of doubt, the Guarantor confirms for the benefit of each of the Issuer, the FleetCo Beneficiaries and the FleetCo Security Agent Beneficiary that all the obligations owed by it under this Amended and Restated Finco Payment Guarantee shall

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(a) remain in full force and effect notwithstanding the amendments contained herein and (b) extend to any new obligations assumed by any Opco or Finance Party under any Agreement.

5.	GUARANTEE

5.1	The Guarantor irrevocably and unconditionally:

5.1.1	subject to Clause 5.2 guarantees to:

(a)
each FleetCo Beneficiary the due and punctual observance and performance by each Opco of all its payment obligations under or pursuant to each Opco Agreement and agrees to pay to each FleetCo Beneficiary from time to time on demand all sums of money which any Opco is at any time liable to pay to such FleetCo Beneficiary under or pursuant to each Opco Agreement and which have become due and payable but have not been paid at the time such demand is made (the "Opco Guaranteed Obligations");

(b)
the FleetCo Security Agent Beneficiary the due and punctual observance and performance by each Finance Party of all its payment obligations under or pursuant to each Finance Agreement and agrees to pay to the FleetCo Security Agent Beneficiary:

(i)
from time to time on demand all sums of money which any Finance Party is at any time liable to pay to the FleetCo Security Agent Beneficiary under or pursuant to each Finance Agreement and which have become due and payable but have not been paid at the time such demand is made; or

(ii)
any amounts of FleetCo AF Shortfall in respect of Dutch FleetCo, Dutch FleetCo Spanish Branch or Italian FleetCo (as applicable) of which the Central Servicer has notified the FleetCo Security Agent in accordance with clauses 14A.2.1 and 14A.2.2 of the Framework Agreement,

(the "Finance Parties Guaranteed Obligations"); and

(c)	the Issuer the due and punctual observance and performance by the FCT of all its payment obligations under or pursuant to the VFN Conditions and agrees to pay to the Issuer:

(i)
from time to time on demand all sums of money which the FCT is at any time liable to pay to the Issuer under or pursuant to the VFN Conditions and which have become due and payable but have not been paid at the time such demand is made; or

(ii)	any amounts of VFN AF Shortfall of which the Central Servicer has notified the FleetCo Security Agent in accordance with clauses 14A.2.1 and 14A.2.2 of the Framework Agreement,

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(the "FCT Guaranteed Obligations").

5.1.2	subject to Clause 5.2 undertakes with:

(a)
each FleetCo Beneficiary that whenever the relevant Opco does not pay any amount when due under or in connection with any Opco Agreement to which such Opco is a party, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(b)	the FleetCo Security Agent Beneficiary that whenever:

(iii)
a Finance Party does not pay any amount when due under or in connection with any Finance Agreement to which such Finance Party is a party the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; or

(iv)
the Central Servicer notifies the FleetCo Security Agent in accordance with clause 14A.2.1 of the Framework Agreement that there is a FleetCo AF Shortfall the Guarantor shall pay such amount in accordance with clause 14A.2.2 of the Framework Agreement; and

(c)	the Issuer that whenever:

(i)	the FCT does not pay to the Issuer any amount when due under or in connection with the VFN Conditions the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; or

(ii)
the Central Servicer notifies the FleetCo Security Agent in accordance with clause 14A.2.1 of the Framework Agreement that there is a FCT AF Shortfall, the Guarantor shall pay such amount in accordance with clause 14A.2.2 of the Framework Agreement; and

5.1.3	agrees with:

(a)
each FleetCo Beneficiary that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify each FleetCo Beneficiary immediately on demand against any cost, loss or liability it incurs as a result of an Opco not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Opco Agreement to which such Opco is a party on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 5 if the amount claimed had been recoverable on the basis of a guarantee;

(b)	the FleetCo Security Agent Beneficiary that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an

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independent and primary obligation, indemnify the FleetCo Security Agent Beneficiary immediately on demand against any cost, loss or liability it incurs as a result of the relevant Finance Party not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Agreement to which such Finance Party is a party on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 5 if the amount claimed had been recoverable on the basis of a guarantee; and

(c)
the Issuer that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Issuer immediately on demand against any cost, loss or liability it incurs as a result of the FCT not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under the VFN Conditions on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 5 if the amount claimed had been recoverable on the basis of a guarantee.

5.2	Notwithstanding the foregoing, and any provision to the contrary in this Finco Payment Guarantee,

(d)
the provisions of clause 27.2.2 (Limited recourse against the FleetCos) of the Framework Agreement and clause 23.2 of the FCT Regulations (Limited recourse) shall not be taken into consideration when determining the amounts due and payable by a Finance Party under Clauses 5.1.1(b) and (c) and 5.1.2(b) and (c) above; and

(e)
the Guarantor shall not be due to pay or guarantee any amount under any FCT Guaranteed Obligations if and to the extent the non payment of such amount (or any delay in the payment thereof) directly or indirectly results from a failure, insolvency, negligence or delay of the FCT Management Company, the FCT Custodian, the FCT Servicer, the FCT Account Bank, the FCT Registrar or the French Intermediary Bank.

5.3
If a Beneficiary makes a demand under this Finco Payment Guarantee, the Guarantor shall pay interest on each sum demanded (before and after any judgement and to the extent, interest at the default rate is not otherwise being paid on such sum(s)) from the date of demand until the date of payment calculated on a daily basis at the rate determined in accordance with the provisions of the relevant Agreement provided that the Guarantor shall not pay such interest where such Beneficiary has credited amounts received from the Guarantor to a suspense account pursuant to Clause 10.2. Any interest accruing under this Clause 5.2 shall be immediately due and payable by the Guarantor on demand by the relevant Beneficiary and provided further that where a demand is made under Clauses 5.1.1(b)(ii) or (c)(ii) or 5.1.2(b)(ii) or (c)(ii), the Guarantor shall not pay any such interest and no interest shall accrue until the relevant Settlement Date. If such interest is unpaid, it will be compounded but will remain immediately due and payable.

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6.	PRESERVATION OF RIGHTS

6.1
The obligations of the Guarantor contained in this Finco Payment Guarantee shall be in addition to and independent of every other security which a Beneficiary may at any time hold in respect of any of the Principals' obligations under the relevant Agreement.

6.2
Subject to Clause 5.2(b) above, neither the obligations of the Guarantor contained in this Finco Payment Guarantee nor the rights, powers and remedies conferred in respect of the Guarantor upon a Beneficiary by this Finco Payment Guarantee or by law shall be discharged, impaired or otherwise affected by:

6.2.1	any insolvency or similar proceedings;

6.2.2
any of the obligations of a Principal or any other person under each relevant Agreement or any other document or under any other security relating to each relevant Agreement or such other document being or becoming illegal, invalid, unenforceable or ineffective in any respect;

6.2.3	any time, waiver or consent granted to, or composition with, any Principal or other person;

6.2.4
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a relevant Agreement or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under a relevant Agreement or other document or any variation, waiver or release of, any obligation of a Principal or any other person under a relevant Agreement or under any other security;

6.2.5
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Principal or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

6.2.6	any failure to take, or fully to take, any security contemplated by a relevant Agreement or otherwise agreed to be taken in respect of a Principal's obligations under a relevant Agreement;

6.2.7	any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of a Principal's obligations under a relevant Agreement;

6.2.8
any other act, event or omission which, but for this Clause 6.2, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor contained in this Finco Payment Guarantee or any of the rights, powers or remedies conferred upon a Beneficiary by a relevant Agreement, this Finco Payment Guarantee or by law;

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6.2.9	the release of any other Principal or any other person under the terms of any composition or arrangement with any creditor of a Principal;

6.2.10	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Principal or any other person; or

6.2.11
any termination (in whole or in part) of any Relevant Agreement to which an Opco, a Finance Party or the FCT is a party to the extent that the Opco Guaranteed Obligations, the Finance Party Guaranteed Obligations or the FCT Guaranteed Obligations, respectively, are stated to survive termination (in whole or in part) of the Relevant Agreement.

6.3
Any settlement or discharge given by a Beneficiary to the Guarantor in respect of the Guarantor's obligations under this Finco Payment Guarantee or any other agreement reached between such Beneficiary and the Guarantor in relation to it shall be, and be deemed always to have been, void if any act on the faith of which such Beneficiary gave the Guarantor that settlement or discharge or entered into that agreement is subsequently avoided by or in pursuance of any provision of law.

6.4	A Beneficiary shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantor by this Finco Payment Guarantee or by law:

6.4.1	to make any demand of a Principal;

6.4.2	to take any action or obtain judgment in any court against a Principal;

6.4.3	to make or file any claim or proof in a winding‑up or dissolution of a Principal;

6.4.4	to enforce or seek to enforce any security taken in respect of any of the obligations of a Principal under the relevant Agreement; or

6.4.5	to claim any contribution from any other guarantor of any Principal's obligations under the relevant Agreements.

6.5
The Guarantor agrees that, so long as a Principal is under any actual or contingent payment obligations under the relevant Agreement, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of performance by it of its obligations under this Finco Payment Guarantee:

6.5.1	to be indemnified by a Principal or to receive any collateral from a Principal; and/or

6.5.2	to claim any contribution from any other guarantor of a Principal's obligations under the relevant Agreement; and/or

6.5.3
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of a Beneficiary under each relevant Agreement or of any other security taken pursuant to, or in connection with, each relevant Agreement by a Beneficiary.

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7.	PAYMENTS

7.1
The provisions of each relevant Agreement relating to the payments to be made under it (including, without limitation, those regulating what is to happen if a Principal is required by law to make a deduction or withholding from any such payment) shall apply mutatis mutandis to payments to be made under this Finco Payment Guarantee.

7.2
The Beneficiaries agree that the Guarantor may make payment under this Guarantee directly to the Issuer Transaction Account and such payment shall unconditionally discharge the Guarantor's obligations to pay the Beneficiaries such amount.

8.	CURRENCY CONVERSION
A Beneficiary may convert any money received or realised by it under or pursuant to this Finco Payment Guarantee which is not in the currency in which such sums are due and payable under each relevant Agreement from that currency into the currency in which such sum is due at the then prevailing commercial rate of exchange for the relevant conversion.

9.	CONTINUING SECURITY
This Finco Payment Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Principal under the relevant Agreements, regardless of any intermediate payment or discharge in whole or in part.

10.	APPROPRIATIONS
Until all amounts which may be or become payable by the Principals under or in connection with the relevant Agreements have been irrevocably paid in full, a Beneficiary may:

10.1
refrain from applying or enforcing any other moneys, security or rights held or received by it in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

10.2	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Finco Payment Guarantee.

11.	REINSTATEMENT
If any discharge, release or arrangement (whether in respect of the obligations of any Principal or any security for those obligations or otherwise) is made by a Beneficiary in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Finco Payment Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred.

12.	IMMEDIATE RECOURSE

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The Guarantor waives any right it may have of first requiring a Beneficiary (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Guarantor under this Finco Payment Guarantee. This waiver applies irrespective of any law or any provision of a relevant Agreement to the contrary.

13.	COSTS AND EXPENSES
All Beneficiaries' costs and expenses (including legal fees, stamp duties and any value added tax) incurred in connection with the enforcement of this Finco Payment Guarantee or otherwise in relation to it, shall be reimbursed by the Guarantor on demand on a full indemnity basis together with interest from the date such costs and expenses were incurred to the date of payment at such rates as such Beneficiary may reasonably determine.

14.	GOVERNING LAW
This Finco Payment Guarantee and the construction, validity and performance of this Finco Payment Guarantee shall be governed by English law.

15.	JURISDICTION

15.1	English courts
The courts of England have exclusive jurisdiction to settle any Dispute.

15.2	Convenient Forum
The Guarantor agrees that the courts of England are the most appropriate and convenient courts to settle Disputes between it and the Beneficiaries and, accordingly, that it will not argue to the contrary.

15.3	Jurisdiction
Clause 15.1 (English courts) is for the benefit of the Beneficiaries for the purpose of this Clause 15. As a result the Guarantor acknowledges that Clause 15.1 (English courts), does not prevent the Beneficiaries from taking any Proceedings in any other courts with jurisdiction. To the extent allowed by law, the Beneficiaries may take concurrent Proceedings in any number of jurisdictions.

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IN WITNESS WHEREOF this Finco Payment Guarantee has been executed as a deed by the Guarantor and the Beneficiaries and is intended to be and is hereby delivered by it as a deed on the date specified above.
[executed pursuant to Master Amendment and Restatement Deed dated May 21, 2014]

AVIS FINANCE COMPANY LIMITED

Signature of Director
Name of Director
in the presence of
Signature of witness
Name of witness
Address of witness

Occupation of witness

FINCAR FLEET B.V.
By: .........................................................
Name:
Title: Managing Director / Proxyholder A
By: .........................................................
Name:
Title: Managing Director / Proxyholder B
FINCAR FLEET B.V., SUCURSAL EN ESPAÑA
By: …………………………………….

Name:	Beatriz Diez Arranz
Title:	Dutch FleetCo, Spanish Branch representative

AVIS BUDGET ITALIA S.P.A. FLEET CO. S.A.P.A.
By: .........................................................

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Name:
Title:

AB FLEETCO
By: .........................................................
Name:
Title:

FCT CARFIN
Represented by EUROTITRISATION as FCT Management Company (société de gestion)
By: .........................................................
Name:
Title:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By: .........................................................
Name:
Title:

SIGNED BY A DULY AUTHORISED ATTORNEY OF:
CARFIN FINANCE INTERNATIONAL LIMITED
By: .........................................................
Name:
Title:    Authorised Attorney

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